EXHIBIT 10.41

Fidelity National Title Company 555 S. Flower Street, Suite 4420, Los Angeles, CA 90071 Phone: (213) 452-7100 • Fax:

ADDITION AND/OR AMENDMENT TO ESCROW INSTRUCTIONS

To:	Fidelity National Title Company
Date:	December 6, 2017
Escrow No.:	30002753002JA
Property Address:	620 East Dyer Street, Santa Ana, CA 92705

The Instructions in this escrow are hereby modified, amended and/or supplemented in the following particulars only:

Subject to acceptance hereof by the Seller and Assignee, the Buyer hereby assigns 620 Dyer LLC, a California limited liability company the following:

1. All interest in and to, and all right to acquire title to, the property which is the subject of this escrow.

2. All funds now on deposit to the account of the undersigned in this escrow.

You are instructed to accept all further instructions in this escrow from said Assignee as "New Buyer". No consideration is to be paid to the undersigned Buyer through this escrow for or on account of this Assignment. The undersigned Buyer, Seller and Assignee (as "New Buyer") agree, with respect to the Escrow Instructions dated October 18, 2017, as follows:

A. Seller releases original Buyer from all claims and demands against Buyer with respect to the Escrow Instructions, and agrees with Assignee to be bound by the terms of the Escrow Instructions in all respects, as if Assignee was originally named therein as a party in place of Buyer.

B. Assignee agrees to perform in accordance with the Escrow Instructions and to be bound by all the terms thereof, in all respects, as if he/she were the original party to the Escrow Instructions in place of Buyer.

All other terms and conditions remain the same.

ASSIGNOR: Modernize, Inc., a California corporation	ASSIGNEE: 620 Dyer LLC, a California limited liability company

By:	By:	/s/ Derek Peterson

Name:	Name:	Derek Peterson

Title:	Title:	CEO

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SELLER: 620 E. DYER, LLC, a California limited liability company

By:

Name:

Title:

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